PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No.	Cal	Collateral	Account	Officer	Initials
$11,700,000.00	08/22/2025	08/22/2026	N/A	N/A	N/A	N/A	N/A	N/A
References in this area are for Lender' use only and do not limit the applicability of this document to any particular loan or item.								

Borrower: **American Rebel Holdings, Inc., a Nevada corporation**

Lender: **218 LLC, a Tennessee Limited Liability Company**

Principal Amount: $ 11,700,000.00	Interest Rate: 6%	Date of Note: 08/22/2025	First Payment: 08/22/2026

PROMISE TO PAY. I promise to pay to 218 LLC, a Tennessee limited liability company, PO Box 121799, Nashville, TN 37212, ("Lender"), in lawful money of the United States of America, the principal amount of **Eleven Million Seven Hundred Thousand and 00/100 Dollars** ($11,700,000.00) until paid in full.

PAYMENT. I will pay one lump sum payment of $11,700,000.00, plus interest. Interest on this note shall accrue at an annual amount of six percent (6%). All interest hereunder shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). My final payment will be due not later than **08/22/2026** and will be for all principal and interest not yet paid. I will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to the principal, and any remaining amount to any unpaid collection costs and late charges.

BALLOON PAYMENT. Borrower acknowledges that the unpaid principal amount of this Loan and all unpaid interest accrued will be immediately due and payable to Lender in full as one balloon payment on the Maturity Date of August 22, 2026.

PREPAYMENT. I agree that all loan fees and other prepaid finance charges are earned fully as of the date of the Loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, I may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not unless agreed to by the Lender in writing, relieve me of my obligation to continue to make payments under the payment schedule. Rather, they will reduce theprincipal balance due. During the term of the Loan, Lender may, from time to time, sell the shares in tranches of up to One Million (1,000,000) shares or in amounts that do not exceed a 4.99% beneficial ownership. All proceeds shall be applied towards the principal of the Loan.

DEFAULT. I will be in default if any of the following happens: (a) I fail to make any payment when due. (b) I break any promise I have made to Lender, or I fail to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or Loan I have with Lender. (c) Any representation or statement made or furnished to the Lender by me or on my behalf is false or misleading in any material respect either now or at the time made or furnished. (d) I die or become insolvent, a receiver is appointed for any part of my property, I make an assignment for the benefit of creditors, or any proceeding is commenced either by me or against me under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of my property on or in which Lender has a lien or security interest. This includes a garnishment of any of my accounts with the Lender. (f) any of the events described in this default section occurs with respect to any guarantor of this Note. (g) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if I have not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if I, after receiving written notice from Lender demanding cure of such default: (a) cure the default within ten (10) days; or (b) if the cure requires more than ten (10) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, the Lender may declare the entire unpaid principal balance on this Note immediately due, without notice, and then I will pay that amount. Lender may hire or pay someone else to help collect this Note if I do not pay. I also will pay the Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including effortsto modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited byapplicable law, I also will pay any court costs, in addition to all other sums provided by law. If I successfully defend a suit by Lender for collection, or if I successfully bring my own action against Lender, I shall be entitled to an award of my reasonable attorney's fees. If I successfully assert a partial defense, setoff, recoupment, or counterclaim to an action brought by Lender, then the court may withhold from the Lender the entire amount of, or such portion of, my attorney's fees as the court considers equitable. This Note has been

delivered to Lender and accepted by Lender in the State of Tennessee. If there is a lawsuit, I agree upon Lender's request to submit it to the jurisdiction of the courts of Montgomery County, Tennessee. This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

COLLATERAL. The Loan and all other amounts due hereunder are secured by the following: the real property known as an approximately 20,829 square foot four (4) story commercial retail building located at 218 3rd Avenue North, Nashville, Tennessee 37201 (the "Property").

COMMON SHARE RESERVE. Borrower has agreed to prepare and file a registration statement with the Securities and Exchange Commission (SEC), registering the 1,680,000 shares of common stock (the "Common Stock") issued to Lender for the down payment on the Property and an additional 9,360,000 shares of Common Stock, valued at One Dollar and 25/100 ($1.25) per share, for Principal payments under this Note and additional shares of Common Stock to be paid for Interest due on this Note. After the registration statement is declared effective, during the term of this Note, Lender may, from time to time, sell the shares of Common Stock in tranches of up to One Million (1,000,000) shares or in amounts that do not exceed a 4.99% beneficial ownership of the Borrower and apply the proceeds towards the principal and or Interest due on this Note.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. I and any other person who signs, guarantees, or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker, or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral. All such parties also agree that Lender may modify this Loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several. This means that the words "I," "me," and "my" mean each and all of the persons signing below.

SECURITY INSTRUMENT. This Security Instrument will not secure any future advances or other indebtedness, and no present or future agreement securing other debt of Borrower to Lender will secure the promissory note first described above, if, as a result: (i) the future advances or other indebtedness or the debt evidenced by the said promissory note would become subject to the provisions of the Military Lending Act, 10 U.S.C Section 987, and the related regulations of the U.S Department of Defense, as amended, affecting consumer credit extended to service members, their spouses, and their dependents; (ii) Lender would be in violation of any requirement to provide disclosures and/or notice of right to cancel pursuant to the federal Truth in Lending Act and Regulation Z; or (iii) Lender would be in violation of any requirement to provide notice of any special flood **hazards or require the purchase of flood insurance on any property.**

TERMINATION

This Note shall be immediately null and void, and all shares of common stock potentially issuable hereunder shall be returned to Borrower, if the Purchase and Sale Agreement is terminated by the Borrower during the due diligence period.

COMPLIANCE WITH SECURITY LAWS.

The Lender represents and warrants to the Borrower that:

a. *Investment Purpose*. As of the date hereof, the Lender is purchasing the Note and the shares of Common Stock potentially issuable hereunder (collectively, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof in a manner that would violate the Securities Act of 1933, as amended (the "1933 Act"), except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Lender does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Lender is acquiring the Securities hereunder in the ordinary course of its business. The Lender does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

b. *Accredited Investor Status*. The Lender is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

c. *Reliance on Exemptions*. The Lender understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

d. *Information*. The Lender and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Borrower and materials relating to the offer and sale of the Securities which have been requested by the Lender or its advisors. The Lender and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, afforded the opportunity to ask questions of the Borrower. Notwithstanding the foregoing, the Borrower has not disclosed to the Lender any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Lender. The Lender understands that its investment in the Securities involves a significant degree of risk. The Lender is not aware of any facts that may constitute a breach of any of the Borrower's representations and warranties made herein. The Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. *Governmental Review*. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. *Transfer or Re-sale*. The Lender understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Lender shall have delivered to the Borrower, at the cost of the Lender, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Borrower, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Lender who agrees to sell or otherwise transfer the Securities only in accordance with this Agreement and who is an Accredited Investor, (d) the Lender provides the Borrower with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Lender shall have delivered to the Borrower, at the cost of the Lender, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Borrower; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Borrower nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case), except as required hereunder.

g. *Legends*. The Lender understands that the Note and the conversion common stock shares shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED

BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT."

The legend set forth above shall be removed and the Borrower shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Borrower with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected. The Lender agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

h. *Authorization; Enforcement*. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Lender, and this Agreement constitutes a valid and binding agreement of the Lender enforceable in accordance with its terms.

i. *Residency*. The Lender is a resident of the State of Tennessee and has no plans to change its residence within the near future.

I expressly agree that the interest rates specified in this Note shall be the applicable interest rates due (a) on amounts outstanding during the term of this Note, notwithstanding the rate of interest prescribed by statute from time to time, and (b) with respect to any amounts outstanding on and after the maturity date of this Note.

PRIOR TO SIGNING THIS NOTE, I AND EACH OF US READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. I, AND EACH OF US, AGREE TO THE TERMS OF THE NOTE AND ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER

American Rebel Holdings, Inc., a Nevada corporation

DocuSigned by:

By: Andy Ross
1018EE3B6519469...

Charles A. Ross, Jr., CEO

Agreed and accepted:
8/19/2025

LENDER

218 LLC, a Tennessee limited liability company

Signed by:

By: Gary Bowie
84ED4866BE9F41D...

Gary Bowie, Owner